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Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
MicroFinancial Incorporated
at
$10.20 NET PER SHARE
by
MF Merger Sub Corp.
a wholly-owned subsidiary of
MF Parent LP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JANUARY 21, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

December 19, 2014

To Our Clients:

        Enclosed for your consideration is the Offer to Purchase dated December 19, 2014 (the "Offer to Purchase") and the letter of transmittal for Shares (as defined below) enclosed with the Offer to Purchase (the "Letter of Transmittal", which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") in connection with the offer by MF Merger Sub Corp., a Massachusetts corporation (the "Offeror") and a wholly owned subsidiary of MF Parent LP, a Delaware limited partnership ("Parent") to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock" or the "Shares"), of MicroFinancial Incorporated, a Massachusetts corporation (the "Company"), at a purchase price of $10.20 per Share, net to the seller in cash, without interest and subject to deduction for any applicable withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

        We or our nominees are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

  1.
  The offer price is $10.20 per Share, net to you in cash, without interest and subject to deductions for any required withholding of taxes.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 13, 2014 (the "Merger Agreement"), by and among Parent, the Offeror and the Company. The Merger Agreement provides, among other things, the Offeror will make the Offer and, after the purchase of Shares pursuant to the Offer and subject to the satisfaction or waiver of each of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Massachusetts Business Corporation Act ("MBCA"), the Offeror will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation (the "Surviving Corporation"), wholly owned by Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Common Stock outstanding immediately prior to the Effective

    Time (other than Shares owned (i) by Parent, the Offeror or the Company or any of their respective wholly-owned subsidiaries, including 258,675 Shares to be contributed by certain members of the Company's management to Parent after completion of the Offer (the "Contribution Shares") and (ii) by any shareholders of the Company who properly exercise their appraisal rights, if applicable) will be cancelled and converted into the right to receive the Offer Price in cash, without interest and subject to deduction for any applicable withholding taxes. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in making payment for the Shares. See Section 11—"The Merger Agreement and Other Agreements" of the Offer to Purchase.

  4.
  After careful consideration, the board of directors of the Company (the "Company Board") has unanimously (i) determined and declared advisable and in the best interest of the shareholders of the Company the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (the "Transactions"), (ii) approved the Offer and adopted and approved the Merger and the Merger Agreement, (iii) resolved to recommend that the shareholders of the Company accept the Offer and adopt and approve the Merger Agreement and the Merger if such adoption and approval is required by applicable law and (iv) resolved to take all actions such that the requirements and restrictions set forth in Chapters 110C, 110D and 110F of the Massachusetts General Laws and any other "moratorium," "fair price," "business combination," "control share acquisition" or similar provision of any anti-takeover law that may purport to be applicable will not apply with respect to or as a result of the Merger Agreement or the Transactions.

  5.
  The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 21, 2015, unless the Offer is extended or earlier terminated (the latest time and date on which the Offer expires, as it may be extended by the Offeror in accordance with the Merger Agreement, the "Expiration Date"). Previously tendered Shares may be withdrawn at any time prior to the Expiration Date and, if we have not made payment for your Shares by February 17, 2015, you may withdraw them at any time until payment is made. Under the terms of the Merger Agreement: (i) if, on the initial expiration date of the Offer or upon expiration of any Subsequent Offering Period (as defined in Section 1—"Terms of the Offer" of the Offer to Purchase), any Offer Condition (as defined in Section 14—"Certain Conditions of the Offer" of the Offer to Purchase) is not satisfied and has not been waived, we must extend the Offer on one or more occasions in consecutive increments of up to ten (10) business days each (or such longer period as Parent, the Offeror and the Company may agree), until such time as all Offer Conditions are satisfied, and (ii) we must extend the Offer for a period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission ("SEC") or the staff thereof applicable to the Offer; provided that (A) we are not required to extend the Offer beyond 9:30 a.m. Eastern Time on April 12, 2015 (the "Outside Date") or termination of the Merger Agreement and (B) if, on the initial expiration date of the Offer or upon the expiration of any Subsequent Offering Period, all of the Offer Conditions except for the Minimum Condition (as defined below) are satisfied or have been waived, the Company may require us to extend the Offer for an additional period of up to ten (10) business days in the aggregate, and we may extend the Offer for one or more additional periods not to exceed, in the aggregate, twenty (20) business days.

    Any extension, delay, termination, waiver or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled Expiration Date or the previously scheduled termination of any subsequent offering period, as applicable, in accordance with the public announcement requirements of Rule 14e-1(d) under the Securities Exchange Act of 1934, as amended. The

2

    procedures for guaranteed delivery described in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase may not be used during any subsequent offering period.

  6.
  The Offeror will pay all stamp transfer taxes applicable to the purchase of Shares by the Offeror pursuant to the Offer, except as otherwise provided in the Letter of Transmittal.

  7.
  Tendering shareholders who are registered shareholders or who tender their Shares directly to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Offeror's purchase of Shares pursuant to the Offer.

  8.
  See Section 5—"Certain United States Federal Income Tax Consequences" of the Offer to Purchase, which sets forth important information with respect to U.S. federal income tax consequences.

        The Offer is conditioned upon, among other things, there being validly tendered (other than Shares tendered by guaranteed delivery where actual delivery has not occurred) and not validly withdrawn prior to the expiration of the Offer a number of Shares which, when added to the Shares, if any, owned by Parent and its controlled subsidiaries and the Contribution Shares, would represent at least two-thirds (66 2/3%) of the Shares then outstanding determined on a fully-diluted basis on the Expiration Date (the "Minimum Condition"). The Offer is also subject to certain other conditions contained in the Offer to Purchase. See Section 14 of the Offer to Purchase—"Certain Conditions of the Offer" which set forth in full the conditions to the Offer.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any U.S. state in which the making of the Offer or the acceptance thereof is prohibited by administrative or judicial action pursuant to a statute of such U.S. state. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such U.S. state and extend the Offer to holders of Shares in such U.S. state.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

3

Instructions Form with Respect to

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
 MicroFinancial Incorporated
at
 $10.20 Net Per Share
Pursuant to the Offer to Purchase Dated December 19, 2014
by
 MF Merger Sub Corp.
a wholly owned subsidiary of
 MF Parent LP

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 19, 2014 and the letter of transmittal for Shares (as defined below) enclosed with the Offer to Purchase (the "Letter of Transmittal"), (collectively, as may be amended or supplemented from time to time, the "Offer"), in connection with the offer by MF Merger Sub Corp., a Massachusetts corporation (the "Offeror") and a wholly owned subsidiary of MF Parent LP, a Delaware limited partnership, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of MicroFinancial Incorporated, a Massachusetts corporation, at a purchase price of $10.20 per Share, net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law and upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by the Offeror in its sole discretion.

        The method of delivery of this Instruction Form is at the election and risk of the tendering shareholders. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the expiration of the Offer.

Number of Shares to be Tendered:		SIGN HERE
Shares*

Signature(s)
Dated	, 201

Name(s) (Please Print)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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  Exhibit (a)(1)(E)
Offer to Purchase for Cash All Outstanding Shares of Common Stock of MicroFinancial Incorporated at $10.20 NET PER SHARE by MF Merger Sub Corp. a wholly-owned subsidiary of MF Parent LP